                           COMMERCIAL MORTGAGE LOAN
                           ------------------------

                     EXTENSION AND MODIFICATION AGREEMENT
                     ------------------------------------


                                        July 6, 1994

     Cape Cod Bank and Trust Company, a Massachusetts banking company (hereinafter the Bank), is the holder of a certain Commercial Mortgage Loan (hereinafter the Loan) dated
September 24, 1990 from

     Benthos, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts with a principal office at Edgerton Drive, North Falmouth, Massachusetts,

collectively called the Borrower, in the original principal amount of $1,000,000.00 with an outstanding balance as of the date hereof of $914,954.42; and

     WHEREAS, the Loan is secured by, among other collateral, a Mortgage (hereinafter the Mortgage) concerning premises known as and numbered Lots 1, 2 and 3 Edgerton Drive, North Falmouth, Massachusetts, more particularly described in the Mortgage (hereinafter the Premises) dated September 24, 1990 and recorded with the Barnstable County Registry of Deeds in Book 7300, Page 344, and registered with the Barnstable Registry District of the Land Court as Document No. 514232; and

     WHEREAS, the Loan is, or will become, due and payable in full on February 24, 1997, and the Bank is willing to extend the time for repayment to:

     1)  July 24, 2004,

upon the terms and conditions contained herein; and the Borrower is desirous to extend the time for repayment of the Loan.

     NOW, THEREFORE, for good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Loan, Mortgage, and any and all other agreements, instruments or documents executed or delivered in connection with the establishment of the Loan arrangement (hereinafter the Loan Documents) are amended as follows:

     I.   INTEREST RATE
          -------------

     The interest rate to be in effect with respect to the Loan commencing July 24,1994 shall be that rate (calculated based upon a 360-day year and actual days elapsed) which is:

     1) Fixed at the rate of nine and one-quarter (9.25 %) percent per annum for ten years.

     II.  PAYMENTS: EXTENDED MATURITY DATE
          --------------------------------

     Commencing on August 24, 1994 and continuing on the same day of each month thereafter, the Borrower shall repay the Loan by making:

     1) Based on a 195-month amortization, consecutive equal monthly installments of principal and interest, each of which, but the last, shall be in the amount of $9,085.34.

     UNDER OPTION 1

     The FINAL PAYMENT, equal to the entire unpaid principal balance of the Loan and all accrued and unpaid interest thereon, together with any unpaid fees, costs and expenses shall be due and payable on July 24, 2004, (Extended Maturity
Date).

     The Bank has no obligation to the Borrower or Guarantors to extend or renew the Loan beyond the Extended Maturity Date.

     III. FEES & EXPENSES
          ---------------

     The Borrower shall pay all expenses in connection with the preparation, execution and enforcement of this Agreement.

     IV.  ACCESS TO PREMISES
          ------------------

     The Borrower, if required, shall provide complete access to the Bank or its agents for the purposes of obtaining one additional real estate appraisal during the term of the Loan or performing environmental analysis, including on-site environmental testing. Borrower shall cooperate fully with any representatives of the Bank in connection with any such action or request, and pay any fees related thereto.

     V.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

     The undersigned hereby warrants and represents as follows:

     (1) The Borrower is the owner of the Premises, free and clear of all voluntary and involuntary liens and encumbrances, except for the Mortgage.

     (2) All taxes and any other fees due and payable with respect to the Premises have been paid in full as evidenced by documentation provided to the Bank herewith.

     (3) Copies of all current insurance policies, including general liability coverage, have been furnished to the Bank. All insurance premiums have been paid in full.

     (4) The Borrower and Guarantors will immediately furnish any missing documents or information required by the Bank.

     VI.  COVENANTS
          ---------


     (1) Furnish Bank monthly within 20 days after the close of each monthly period a balance sheet and income and surplus statement reflecting the financial condition of Borrower at the end of each such period and the results of its operation during each such period. Said statements must be satisfactory to the Bank.

     (2) Furnish Bank annually, within 90 days after the close of each fiscal year, a balance sheet and income and surplus statement reflecting the financial condition of Borrower at the end of each such fiscal year and the results of its operation during each fiscal year. Each such balance sheet and income and surplus statement is to be audit quality prepared by an independent certified public accountant satisfactory to the Bank.

     (3) The Borrower will furnish the Bank (if any) with executed copies of all leases and inform the. Bank of any changes in occupancy or lease terms at the Premises. No lease terms will be committed to that would cause a negative impact on tenancy or the value of the Premises.

     (4) The Borrower shall maintain, as of the end of each fiscal year, debt service coverage of not less than 1.3 to 1. Said coverage ratio will be determined as follows: From the income statement, the aggregate of net profit after taxes plus interest expense plus one hundred (100%) percent of the physical plants' depreciation plus fifty (50%) percent of other depreciation divided by the aggregate of interest expense plus the current maturity of principal for the year.

     (5) There shall be no subordinate liens, voluntary or involuntary, permitted on the Property without the written consent from the Mortgagee.

     (6) If, at the time of prepayment (in whole or in part), the Mortgagee's Prime Rate of Interest is lower than the initial Prime Rate, the prepayment penalty will be the difference between the initial Prime Pate and the current Prime Pate times the amount prepaid times the time remaining to the maturity of the note.

     Except as amended and modified herein, all other terms and conditions of the Loan Documents remain in full force and effect.

     Executed as a sealed instrument as of the date first set forth above.

                                             Bentos, Inc.

                                             /s/ Lawrence W. Gray
                                             -----------------------------------
                                             Lawrence W. Gray, President

                                             /s/ J. Luke Sabella
                                             -----------------------------------
                                             J. Luke Sabella, Treasurer


                        CAPE COD BANK AND TRUST COMPANY

BY: /s/ James M. McEvoy                           BY: /s/Christopher Wells
   ---------------------------                       ---------------------------
   James M. McEvoy                                   Christopher Wells
   Senior Vice President                             Vice President

                         COMMONWEALTH OF MASSACHUSETTS

Barnstable          ss.                                            July 21, 1994

     Then personally appeared the above named L.W. Gray and acknowledged the foregoing to be his/her free act and deed, before me,


                                        /s/ Kathryn Busa
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________

                                             KATHRYN BUSA, Notary Public
                                        My Commission Expires January 24, 1997


                         COMMONWEALTH OF MASSACHUSETTS

Barnstable          ss.                                            July 21, 1994

     Then personally appeared the above named J. Luke Sabella and acknowledged the foregoing to be his/her free act and deed, before me,

                                        /s/ Kathryn Busa
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: _________________

                                             KATHRYN BUSA, Notary Public
                                        My Commission Expires January 24, 1997



                         COMMONWEALTH OF MASSACHUSETTS

Barnstable          ss.                                            July 21, 1994

     Then personally appeared the above named James M. McEvoy, Senior Vice President, and Christopher Wells, Vice President, aforesaid, and acknowledged the foregoing instrument to be the free act and deed of Cape Cod Bank and Trust Company, before me,

                                        /s/ Catherine T. Crowley
                                        ----------------------------------------
                                        Notary Public
                                        My Commission Expires: 10-10-97